Exhibit (99)(i)

                                 Press Release

                    For:  Dialysis Corporation of America

                    Address: 1302 Concourse Drive
                             Linthicum, Maryland 21090

                    Telephone: (410) 694-0500

                    Contact: Stephen W. Everett
                             President and CEO

                          For Immediate Release

                   Dialysis Corporation of America
                                Reports
                     Third Quarter 2005 Results

Linthicum, Maryland, Wednesday, November 9, 2005 - Dialysis Corporation of America (NASDAQ-DCAI) announced financial results for the third quarter of 2005. Operating revenues for the third quarter of 2005 were $11,481,000 compared to $10,979,000 for the same period last year. Net income for the quarter was $537,000 or $.06 per share ($.06 diluted per share) compared to $776,000 or $.09 per share ($.09 diluted per share) for the same period last year, beating analyst estimates for the third quarter by $.02. Operating revenues for the first three quarters of 2005 were $33,235,000 compared to $29,194,000 for the same period last year. Net income for the first three quarters of 2005 was $1,306,000 or $.15 per share ($.14 diluted per share) compared to $1,452,000 or $.18 per share ($.17 diluted per share) for the same period last year.

Stephen Everett, President and Chief Executive Officer, commented, "The third quarter of 2005 proved to be another highlight for our growing company. We opened two new dialysis centers, began construction on two more, and completed the merger with our former parent company, Medicore, Inc. Our financial health continues to be strong, even with the ongoing industry-wide reimbursement pressure from private payors and the costs associated with the opening of new centers, approximately $291,000 for the quarter, which were the principal factors in the reduced earnings for the third quarter. As we enter the fourth quarter of 2005, the company has opened another new center in October, and completed the establishment of a $15,000,000 revolving line of credit with Keybank. It is also gratifying to beat analyst estimates for our company as we continue to see increased institutional interest, and the recent recognition by Forbes Magazine as one of the top 20 small companies in the country."

Separately, the company reiterates that its Vice President of Finance and Chief Financial Officer had requested a leave of absence to address personal private matters, which leave was granted by the company. The reasons for such request had nothing to do with the business or operations of the company.

Dialysis Corporation of America currently owns or manages 26 free-standing operating kidney hemodialysis centers in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia providing patients with a full range of quality in-center and at-home dialysis services, as well as providing in-hospital services. The company has four new centers under development in Georgia, Pennsylvania and South Carolina.

This release contains forward-looking statements that are subject to risks and uncertainties that could affect the business and prospects of the company and cause actual results and plans to differ materially from those anticipated. Those factors include, but are not limited to, maintaining continued growth and profitability, certain delays beyond the company's control with respect to future business events, the highly competitive environment in the establishment and operation of dialysis centers, the ability to develop or acquire additional dialysis facilities, whether patient bases of our facilities can mature to provide profitability, regulation of dialysis operations, government rate determination for Medicare reimbursement, pricing pressure from private payors, and other risks detailed in the company's filings with the Securities and Exchange Commission, particularly as described in the company's annual report on Form 10-K/A1 for the fiscal year ended December 31, 2004. The historical results contained in this press release are not necessarily indicative of future performance of the company.

Other Dialysis Corporation of America press releases, our corporate profile, corporate governance materials, quarterly and current reports, and the most recent annual report on Form 10-K/A1 for the year ended December 31, 2004, and other filings with the Securities and Exchange Commission are available through Dialysis Corporation of America's internet home page: http://www.dialysiscorporation.com.

                   DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)


                                           Three Months Ended            Nine Months Ended
                                              September 30,                September 30,
                                       --------------------------    --------------------------
                                           2005           2004           2005          2004
                                           ----           ----           ----          ----
Operating revenues:
   Medical service revenue             $11,372,722    $10,857,444    $32,878,347    $28,763,576
   Other income                            108,321        121,173        356,618        430,828
                                       -----------    -----------    -----------    -----------
                                        11,481,043     10,978,617     33,234,965     29,194,404
                                       -----------    -----------    -----------    -----------

Operating cost and expenses:
   Cost of medical services              7,178,936      6,051,469     20,446,406     16,951,870
   Selling, general and
     administrative expenses             3,106,240      3,115,095      9,804,251      8,812,035
   Provision for doubtful accounts         222,130        303,416        674,773        651,753
                                       -----------    -----------    -----------    -----------
                                        10,507,306      9,469,980     30,925,430     26,415,658
                                       -----------    -----------    -----------    -----------

Operating income                           973,737      1,508,637      2,309,535      2,778,746

Other income (expense):
   Interest income on
     officer/director note                   1,578          1,074          4,291          2,995
   Interest expense to former parent       (67,780)       (17,180)      (157,591)       (27,956)
   Other income, net                        50,857         17,717        127,250         61,817
                                       -----------    -----------    -----------    -----------
                                           (15,345)         1,611        (26,050)        36,856
                                       -----------    -----------    -----------    -----------

Income before income taxes, minority
  interest and equity in affiliate
  earnings                                 958,392      1,510,248      2,283,485      2,815,602

Income tax provision                       352,202        554,311        971,110      1,048,084
                                       -----------    -----------    -----------    -----------

Income before minority interest and
  equity in affiliate earnings             606,190        955,937      1,312,375      1,767,518

Minority interest in income
  of consolidated subsidiaries            (128,230)      (302,129)      (280,631)      (488,571)

Equity in affiliate earnings                59,024        122,375        273,822        172,770
                                       -----------    -----------    -----------    -----------

          Net income                   $   536,984    $   776,183    $ 1,305,566    $ 1,451,717
                                       ===========    ===========    ===========    ===========

Earnings per share:

   Basic                                   $.06           $.09           $.15           $.18
                                           ====           ====           ====           ====
   Diluted                                 $.06           $.09           $.14           $.17
                                           ====           ====           ====           ====

See notes to consolidated financial statements.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS

                                                                     September 30,   December 31,
                                                                         2005          2004(A)
                                                                     -------------   ------------
                                                                      (Unaudited)
                   ASSETS
Current assets:
  Cash and cash equivalents                                          $ 3,411,895    $   601,603
  Accounts receivable, less allowance
   of $1,897,000 at September 30, 2005;
   $1,636,000 at December 31, 2004                                     9,178,065      8,592,476
  Inventories, less allowance for obsolescence
   of $91,000 at September 30, 2005                                    1,581,817      1,297,782
  Deferred income tax asset                                              838,000        720,000
  Officer loan and interest receivable                                   115,987        111,696
  Prepaid expenses and other current assets                            1,324,168      1,164,110
  Prepaid and refundable income taxes                                  1,319,596         58,913
                                                                     -----------    -----------
          Total current assets                                        17,769,528     12,546,580
                                                                     -----------    -----------

Property and equipment:
  Land                                                                 1,369,697        376,211
  Buildings and improvements                                           3,809,935      2,352,191
  Machinery and equipment                                              9,543,371      8,087,349
  Leasehold improvements                                               6,364,637      4,674,704
                                                                     -----------    -----------
                                                                      21,087,640     15,490,455

Less accumulated depreciation and amortization                         8,129,343      6,496,571
                                                                     -----------    -----------
                                                                      12,958,297      8,993,884
                                                                     -----------    -----------

Deferred income taxes                                                  2,104,042            ---
Goodwill                                                               3,649,014      3,649,014
Other assets                                                           1,321,801      1,300,236
                                                                     -----------    -----------
          Total other assets                                           7,074,857      4,949,250
                                                                     -----------    -----------
                                                                     $37,802,682    $26,489,714
                                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                   $ 1,413,751    $ 1,625,930
  Accrued expenses                                                     5,455,996      4,921,769
  Employment contract liability                                        1,960,000            ---
  Note payable and accrued interest payable to former parent                 ---      1,461,647
  Current portion of long-term debt                                    1,029,000        513,000
  Acquisition liabilities - current portion                              380,298        380,298
                                                                     -----------    -----------
          Total current liabilities                                   10,239,045      8,902,644
                                                                     -----------    -----------

Advances from former parent                                                  ---        449,117
Long-term debt, less current portion                                     669,310      1,585,936
Acquisition liabilities, net of current portion                          380,297        380,297
Deferred income tax liability                                                ---        559,000
                                                                     -----------    -----------
          Total liabilities                                           11,288,652     11,876,994
                                                                     -----------    -----------

Minority interest in subsidiaries                                      1,677,827      1,282,924

Commitments and Contingencies

Stockholders' equity:
  Common stock, $.01 par value, authorized 20,000,000 shares:
  9,115,668 shares issued and outstanding at September 30, 2005;          91,157         84,858
Additional paid-in capital                                            15,151,688      4,957,146
Retained earnings                                                      9,593,358      8,287,792
                                                                     -----------    -----------
          Total stockholders' equity                                  24,836,203     13,329,796
                                                                     -----------    -----------
                                                                     $37,802,682    $26,489,714
                                                                     ===========    ===========

(A) Reference is made to the company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission in March, 2005, and amended on Form 10-K/A1 dated August 9, 2005.

See notes to consolidated financial statements.

                                     -end-